UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

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EDAP TMS SA

(Exact name of registrant as specified in its charter)

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France	000-29374	98-1644844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Parc d’Activites la Poudrette-Lamartine
4/6, rue du Dauphiné
Vaulx-en-Velin, France 69120
(Address of Principal Executive Offices) (Zip Code)

(+33) 47-215-3150
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share (Ordinary Shares, nominal value €0.13 per share)	EDAP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2026, Mr. Glen French notified the Board of Directors (the “Board”) of EDAP TMS S.A. (the “Company”) of his resignation from the Board and the audit, compensation and nominations committees of the Board, effective immediately. Mr. French’s resignation was not the result of any dispute or disagreement with the Company or the Board.

On February 11, 2026, Mr. David Horn was appointed to the Board, effective immediately, to fill the vacancy created by the resignation of Mr. French. Mr. Horn will serve as a member of the audit and nominations committees of the Board. Mr. Horn’s appointment will be submitted to a shareholder vote at the next convened annual Ordinary and Extraordinary General Meeting of shareholders.

Mr. Horn, age 58, has served as President and Chief Financial Officer of Seer, Inc. since 2023 and originally joined the company as Chief Financial Officer in 2020. In his current role, he oversees Seer’s finance and certain commercial functions and works closely with management and the board on strategic planning and execution. Prior to joining Seer, Mr. Horn spent more than 20 years at Morgan Stanley, where he served as a Managing Director in the Healthcare Investment Banking Group. During his tenure, he led the firm’s global Life Science Tools and Diagnostics practice and oversaw the expansion of its Western Region Healthcare practice, advising public companies on capital markets transactions and strategic initiatives. Mr. Horn has also held leadership roles in the medical device and life sciences sectors, including positions at RITA Medical Systems and Chemdex Corporation. Mr. Horn holds an A.B. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

There are no arrangements or understandings between Mr. Horn and any other person pursuant to which Mr. Horn was appointed as a director. Mr. Horn does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Horn will be compensated in accordance with the Company’s director compensation policy.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 12, 2026 announcing the resignation and appointment described in Item 5.02 above. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 12, 2026
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	EDAP TMS S.A.

By: /s/ Sanket Shah
Sanket Shah
General Counsel and Corporate Secretary